Exhibit 99

News Release

	Contact:	Vic Beck (Media)
703-280-4456 (office)
vic.beck@ngc.com

Todd Ernst (Investors)
703-280-4535 (office)
todd.ernst@ngc.com
Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results
•Q4 Sales of $8.6 Billion; 2021 Sales of $35.7 Billion; 2021 Organic Sales1 Increase 3 Percent
•Q4 EPS of $17.14, including per share MTM benefit of $11.14; Q4 Transaction-Adjusted EPS1 of $6.00
•2021 EPS of $43.54; Transaction-Adjusted EPS1 Increase 8 Percent to $25.63
•2021 Cash from Operations of $3.6 Billion; 2021 Transaction-Adjusted Free Cash Flow1 of $3.1 Billion
•$4.7 Billion returned to shareholders via dividends and share repurchases in 2021
•Guidance reflects continued growth in 2022 with Organic Sales1 up 2-3 Percent
•Board Authorizes $2.0 Billion Additional Share Repurchases
FALLS CHURCH, Va. – Jan. 27, 2022 – Northrop Grumman Corporation (NYSE: NOC) reported fourth quarter 2021 sales of $8.6 billion. Fourth quarter 2021 organic sales1 decreased 10 percent from the prior year period due to four less working days in the fourth quarter of 2021 and a $444 million sale of equipment to a restricted customer at Aeronautics Systems during the fourth quarter of 2020. 2021 sales were $35.7 billion and 2021 organic sales1 increased 3 percent to $35.5 billion.
Fourth quarter 2021 net earnings increased to $2.7 billion including a $1.8 billion after-tax mark-to-market pension and OPB (“MTM”) benefit. Fourth quarter 2021 transaction-adjusted net earnings were $948 million, or $6.00 per diluted share, and include an after-tax charge of $73 million, or $0.46 per diluted share, on the F-35 program at Aeronautics Systems largely driven by COVID-19-related impacts. 2021 net earnings increased to $7.0 billion and include the noted MTM benefit as well as the first quarter 2021 after-tax benefit of $1.1 billion for the IT services sale. 2021 transaction adjusted net earnings were $4.1 billion, or $25.63 per diluted share.
“Northrop Grumman delivered another year of solid results in 2021, exceeding our initial outlook for sales and earnings. Our team continued to perform for our customers and shareholders in the midst of the COVID environment,” said Kathy Warden, chairman, chief executive officer and president. “Looking forward, our business remains well aligned to growing global defense budgets, and with a robust backlog and new competitive wins, we expect continued sales growth. Our strong balance sheet and operating cash flow provides for investment in our business while also returning significant capital to our shareholders.”

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	2
Transaction-adjusted Net Earnings and Transaction-adjusted EPS
2021 net earnings benefited from a gain on the sale of the company's IT services business, and fourth quarter and 2021 net earnings reflect a MTM benefit of $1.8 billion, net of tax. Excluding the gain on sale of the business, associated federal and state income tax expenses, transaction costs and the make-whole premium for early debt redemption, as well as the impact of MTM benefit (expense) and related tax impacts, 2021 transaction-adjusted net earnings1 increased 4 percent and transaction-adjusted EPS1 increased 8 percent. Transaction-adjusted net earnings1 and transaction-adjusted EPS1 are measures the company uses to compare performance to prior periods and for EPS guidance. The table below reconciles net earnings and diluted EPS to transaction-adjusted net earnings1 and transaction-adjusted EPS1:

	Three Months Ended December 31		Year Ended December 31
$ in millions, except per share amounts	2021	2020	2021	2020
Transaction-adjusted net earnings
Net earnings	$2,710	$330	$7,005	$3,189
MTM (benefit) expense	(2,355)	1,034	(2,355)	1,034
MTM-related deferred state tax expense (benefit)[2]	124	(54)	124	(54)
Federal tax expense (benefit) of items above[3]	469	(206)	469	(206)
MTM adjustment, net of tax	$(1,762)	$774	$(1,762)	$774
Gain on sale of business	—	—	(1,980)	—
State tax impact[4]	—	—	160	—
Transaction costs	—	—	32	—
Make-whole premium	—	—	54	—
Federal tax impact of items above[5]	—	—	614	—
Transaction adjustment, net of tax	$—	$—	$(1,120)	$—
Transaction-adjusted net earnings[1]	$948	$1,104	$4,123	$3,963

Transaction-adjusted per share data
Diluted EPS	$17.14	$1.97	$43.54	$19.03
MTM (benefit) expense per share	(14.90)	6.18	(14.64)	6.17
MTM-related deferred state tax expense (benefit) per share[2]	0.78	(0.33)	0.77	(0.32)
Federal tax expense (benefit) of items above per share[3]	2.98	(1.23)	2.92	(1.23)
MTM adjustment per share, net of tax	$(11.14)	$4.62	$(10.95)	$4.62
Gain on sale of business per share	—	—	(12.31)	—
State tax impact per share[4]	—	—	0.99	—
Transaction costs per share	—	—	0.20	—
Make-whole premium per share	—	—	0.34	—
Federal tax impact of line items above per share[5]	—	—	3.82	—
Transaction adjustment per share, net of tax	$—	$—	$(6.96)	$—
Transaction-adjusted EPS[1]	$6.00	$6.59	$25.63	$23.65

1	Non-GAAP measure — see definitions at the end of this earnings release.
2	The deferred state tax impact was calculated using the company’s blended state tax rate of 5.25 percent and is included in Unallocated corporate expense within operating income.
3	The federal tax impact in each period was calculated by subtracting the deferred state tax impact from MTM benefit (expense) and applying the 21 percent federal statutory rate.
4	The state tax impact includes $62 million of incremental tax expense related to $1.2 billion of nondeductible goodwill in the divested business.
5	The federal tax impact was calculated by applying the 21 percent federal statutory rate to the adjustment items and also includes $250 million of incremental tax expense related to $1.2 billion of nondeductible goodwill in the divested business.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	3

Consolidated Operating Results and Cash Flows

	Three Months Ended December 31			Year Ended December 31
$ in millions, except per share amounts	2021	2020	Change	2021	2020	Change
Sales
Aeronautics Systems	$2,631	$3,487	(25%)	$11,259	$12,169	(7%)
Defense Systems	1,378	1,917	(28%)	5,776	7,543	(23%)
Mission Systems	2,521	2,736	(8%)	10,134	10,080	1%
Space Systems	2,658	2,550	4%	10,608	8,744	21%
Intersegment eliminations	(549)	(478)		(2,110)	(1,737)
Total sales	8,639	10,212	(15%)	35,667	36,799	(3%)
Operating income
Aeronautics Systems	220	339	(35%)	1,093	1,206	(9%)
Defense Systems	167	214	(22%)	696	846	(18%)
Mission Systems	402	389	3%	1,579	1,459	8%
Space Systems	256	258	(1%)	1,121	893	26%
Intersegment eliminations	(75)	(59)		(272)	(216)
Segment operating income[1]	970	1,141	(15%)	4,217	4,188	1%
Segment operating margin rate[1]	11.2%	11.2%	— bps	11.8%	11.4%	40 bps
FAS/CAS operating adjustment	32	102	(69%)	130	418	(69%)
Unallocated corporate (expense) income:
Gain on sale of business	—	—	NM	1,980	—	NM
IT services divestiture – unallowable state taxes and transaction costs	—	—	NM	(192)	—	NM
Intangible asset amortization and PP&E step-up depreciation	(63)	(82)	(23%)	(254)	(322)	(21%)
MTM-related deferred state tax (expense) benefit	(124)	54	(330%)	(124)	54	(330%)
Other unallocated corporate expense	(73)	(63)	16%	(106)	(273)	(61%)
Unallocated corporate (expense) income	(260)	(91)	186%	1,304	(541)	(341%)
Total operating income	$742	$1,152	(36%)	$5,651	$4,065	39%
Operating margin rate	8.6%	11.3%	(270) bps	15.8%	11.0%	480 bps
Interest expense	(133)	(160)	(17%)	(556)	(593)	(6%)
Non-operating FAS pension benefit	368	291	26%	1,469	1,198	23%
Mark-to-market pension and OPB benefit (expense)	2,355	(1,034)	(328%)	2,355	(1,034)	(328%)
Other, net	13	56	(77%)	19	92	(79%)
Earnings before income taxes	3,345	305	997%	8,938	3,728	140%
Federal and foreign income tax expense (benefit)	635	(25)	NM	1,933	539	259%
Effective income tax rate	19.0%	(8.2%)	NM	21.6%	14.5%	710 bps
Net earnings	$2,710	$330	721%	$7,005	$3,189	120%
Diluted earnings per share	17.14	1.97	770%	43.54	19.03	129%
Weighted-average diluted shares outstanding, in millions	158.1	167.4	(6%)	160.9	167.6	(4%)

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	4

	Three Months Ended December 31			Year Ended December 31
$ in millions	2021	2020	Change	2021	2020	Change
Net cash provided by operating activities	$1,442	$1,602	(10%)	$3,567	$4,305	(17%)
Capital expenditures	(733)	(592)	24%	(1,415)	(1,420)	—%
Proceeds from sale of equipment to a customer	—	205	NM	84	205	(59)%
After-tax discretionary pension contributions	—	593	NM	—	593	NM
Adjusted free cash flow[1]	$709	$1,808	(61%)	$2,236	$3,683	(39%)
IT services divestiture transaction costs	—	—	NM	39	—	NM
IT services divestiture federal and state taxes	197	—	NM	785	—	NM
Transaction-adjusted free cash flow[1]	$906	$1,808	(50%)	$3,060	$3,683	(17%)
Sales
Fourth quarter 2021 sales decreased $1.6 billion, or 15 percent, due, in part to a $583 million reduction in sales related to the IT services divestiture. Fourth quarter 2021 organic sales1 decreased $990 million, or 10 percent, due to lower sales at Aeronautics Systems, Defense Systems and Mission Systems, partially offset by higher sales at Space Systems. Fourth quarter 2021 sales were reduced by approximately 6 percent at each of the sectors due to four less working days when compared to the fourth quarter of 2020. Sector operations also were affected by the ongoing impact of COVID-19 on the broader economic environment, including a tight labor market, elevated levels of employee leave, and supply chain challenges. Fourth quarter 2020 sales included a $444 million sale of equipment to a restricted customer at Aeronautics Systems.
2021 sales decreased $1.1 billion, or 3 percent, due to a $2.2 billion reduction in sales related to the IT services divestiture. 2021 organic sales1 increased $1.0 billion, or 3 percent due to higher sales at Space and Mission Systems, partially offset by lower sales at Aeronautics Systems and Defense Systems. 2020 sales included a $444 million sale of equipment to a restricted customer at Aeronautics Systems.
Operating Income and Margin Rate
Fourth quarter 2021 operating income decreased $410 million, or 36 percent, primarily due to lower segment operating income, higher unallocated corporate expense, which includes $124 million of MTM-related deferred state tax expense as compared to a $54 million benefit in the prior year period, and a lower FAS/CAS operating adjustment. Fourth quarter 2021 operating margin rate declined to 8.6 percent from 11.3 percent reflecting the items above.
2021 operating income increased $1.6 billion, or 39 percent, primarily due to the IT services divestiture, including the $2.0 billion pre-tax gain on sale and $192 million of unallocated corporate expense for unallowable state taxes and transaction costs, partially offset by a $288 million reduction in the FAS/CAS operating adjustment. Lower non-divestiture-related unallocated corporate expenses were partially offset by higher deferred state taxes principally related to the company’s 2021 MTM benefit. 2021 operating margin rate increased to 15.8 percent from 11.0 percent reflecting the items above.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	5

Segment Operating Income1 and Margin Rate1
Fourth quarter 2021 segment operating income decreased $171 million, or 15 percent, primarily due to lower operating income at Aeronautics Systems, principally due to a $93 million unfavorable estimate-at-completion (EAC) adjustment on F-35. Defense Systems operating income also declined in the fourth quarter of 2021 due to the impact of the IT services divestiture. Fourth quarter 2020 segment operating income from the IT services business was $67 million. Fourth quarter 2021 segment operating margin rate of 11.2 percent was consistent with the prior year period.
2021 segment operating income increased $29 million, or 1 percent. Higher operating income at Space Systems and Mission Systems was driven by increased volume and improved performance. Lower operating income at Defense Systems is due to the impact of the IT services divestiture and lower operating income at Aeronautics Systems principally relates to net unfavorable EAC adjustments on F-35. 2021 segment operating income from the IT services business was $20 million as compared to $247 million in 2020. Segment operating income includes a first quarter 2021 benefit of approximately $100 million due to the impact of lower overhead rates on the company’s fixed price contracts. Segment operating margin rate increased to 11.8 percent from 11.4 percent and reflects higher operating margin rates at Mission Systems, Defense Systems and Space Systems.
Federal and Foreign Income Taxes
The fourth quarter 2021 effective tax rate (ETR) increased to 19.0 percent from (8.2) percent in the prior year period. MTM benefit increased the fourth quarter 2021 ETR by 4.0 percentage points and MTM expense reduced the fourth quarter 2020 ETR by 22.3 percentage points.
The 2021 ETR increased to 21.6 percent from 14.5 percent in the prior year period primarily due to federal income taxes resulting from the IT services divestiture, including $250 million of income tax expense related to $1.2 billion of nondeductible goodwill in the divested business. The company’s 2021 MTM benefit did not significantly impact the 2021 ETR; however, MTM expense in 2020 reduced the 2020 ETR by 1.3 percentage points.
Cash Flows
Fourth quarter 2021 cash provided by operating activities decreased $160 million due to $197 million of federal and state taxes paid in connection with the IT services divestiture. 2021 cash provided by operating activities decreased $738 million principally due to federal and state taxes of $785 million paid in connection with the IT services divestiture. Lower 2021 pension and OPB contributions were largely offset by the impact of CARES Act social security tax deferrals and the 2020 increase in Department of Defense (DoD) progress payment rates.
Fourth quarter 2021 transaction-adjusted free cash flow1 decreased $902 million due to changes in trade working capital and a $263 million reduction associated with CARES Act social security tax deferrals. 2021 transaction-adjusted free cash flow1 decreased $623 million largely due to a $495 million reduction associated with CARES Act social security tax deferrals. 2020 also benefited from the increase in DoD progress payment rates.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	6

Awards and Backlog
Fourth quarter and full year 2021 net awards totaled $9.8 billion and $32.1 billion, respectively, and backlog totaled $76.0 billion. Significant fourth quarter new awards include $3.2 billion for the SLS Booster Production and Operations Contract, $1.5 billion for restricted programs (primarily at Mission Systems), $0.6 billion for F-35 at Mission Systems, $0.4 billion for E-2 and $0.3 billion for Global Hawk. Significant 2021 new awards include $6.1 billion for restricted programs (primarily at Space Systems, Mission Systems and Aeronautics Systems), $3.2 billion for the SLS Booster Production and Operations Contract, $2.6 billion for NGI, $2.2 billion for F-35, $1.0 billion for E-2 and $0.9 billion for NASA’s HALO module.
Share Repurchase Authorization
On Jan. 24, 2022, the company’s board of directors authorized a new share repurchase program of up to an additional $2.0 billion in share repurchases of the company’s common stock, bringing the total outstanding authorization up to $4.2 billion.
Segment Operating Results

AERONAUTICS SYSTEMS	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2021	2020	Change	2021	2020	Change
Sales	$2,631	$3,487	(25)%	$11,259	$12,169	(7)%
Operating income	220	339	(35)%	1,093	1,206	(9)%
Operating margin rate	8.4%	9.7%		9.7%	9.9%
Sales
Fourth quarter 2021 sales decreased $856 million, or 25 percent, due to lower volume in both Manned Aircraft and Autonomous Systems. Approximately 6 percent of the decline relates to four fewer working days than the prior year period. Lower sales also reflect a $444 million sale of equipment to a restricted customer in the fourth quarter of 2020 and $109 million of lower F-35 sales.
2021 sales decreased $910 million, or 7 percent, due to lower volume in both Manned Aircraft and Autonomous Systems. Lower sales reflect a $444 million sale of equipment to a restricted customer in 2020, $150 million of lower F-35 sales, lower A350 production activity, and lower volume on the B-2 Defensive Management Systems Modernization (DMS) program and certain Global Hawk programs.
Operating Income
Fourth quarter 2021 operating income decreased $119 million, or 35 percent, principally due to lower sales. Operating margin rate decreased to 8.4 percent from 9.7 percent due to a $93 million unfavorable EAC adjustment on F-35 related to continued labor-related production impacts largely driven by COVID-19. During the fourth quarter of 2021, we modified our F-35 production plan to support a more consistent flow on the program and expect gradually to increase production rate over time as COVID-19-related impacts subside. This decrease was partially offset by the favorable impact of lower overhead rates on certain fixed-price production programs.
2021 operating income decreased $113 million, or 9 percent, principally due to lower sales. 2021 operating margin rate decreased to 9.7 percent from 9.9 percent due to lower net favorable EAC adjustments, driven by F-35, partially offset by improved performance on Autonomous Systems programs.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	7

DEFENSE SYSTEMS	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2021	2020	Change	2021	2020	Change
Sales	$1,378	$1,917	(28)%	$5,776	$7,543	(23)%
Operating income	167	214	(22)%	696	846	(18)%
Operating margin rate	12.1%	11.2%		12.0%	11.2%
Sales
Fourth quarter 2021 sales decreased $539 million, or 28 percent, primarily due to a $407 million reduction in sales related to the IT services divestiture. Fourth quarter 2021 organic sales1 decreased $132 million, or 9 percent, principally due to four fewer working days than the prior year period and close-out of the contract at the Army's Lake City ammunition plant (Lake City). These reductions were partially offset by higher volume on medium caliber weapons programs.
2021 sales decreased $1.8 billion, or 23 percent, primarily due to a $1.5 billion reduction in sales related to the IT services divestiture. 2021 organic sales1 decreased $236 million, or 4 percent due to $397 million lower sales in connection with the close-out of Lake City and lower volume on an international training program, partially offset by higher volume on several programs including Republic of Korea Global Hawk Contractor Logistics Support (ROK Global Hawk CLS), U.S. Customs and Border Protection P-3 (CBP P-3), Guided Multiple Launch Rocket System (GMLRS), B-2 sustainment and advanced fuzes.
Operating Income
Fourth quarter 2021 operating income decreased $47 million, or 22 percent, due to the impact of the IT services divestiture. Operating margin rate increased to 12.1 percent from 11.2 percent primarily due improved performance on Mission Readiness programs.
2021 operating income decreased $150 million, or 18 percent, due to the impact of the IT services divestiture. Operating margin rate increased to 12.0 percent from 11.2 percent and reflects improved performance at Battle Management and Missile Systems due to changes in mix as a result of recent contract completions.

MISSION SYSTEMS	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2021	2020	Change	2021	2020	Change
Sales	$2,521	$2,736	(8)%	$10,134	$10,080	1%
Operating income	402	389	3%	1,579	1,459	8%
Operating margin rate	15.9%	14.2%		15.6%	14.5%
Sales
Fourth quarter 2021 sales decreased $215 million, or 8 percent, primarily due to a $133 million reduction in sales related to the IT services divestiture. Fourth quarter 2021 organic sales1 decreased $82 million, or 3 percent due to four less working days than the prior year period, partially offset by higher volume on land systems and infrared countermeasures programs.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	8

2021 sales increased $54 million, or 1 percent, due to higher volume across the sector, partially offset by a $485 million reduction in sales related to the IT services divestiture. 2021 organic sales1 increased $539 million, or 6 percent. Maritime/Land Systems and Sensors sales increased primarily due to $137 million higher volume on G/ATOR and higher marine systems volume. Airborne Multifunction Sensors sales increased principally due to $105 million higher volume on airborne radar programs, including SABR, and higher restricted sales, partially offset by lower volume on airborne electronic warfare programs. Navigation, Targeting and Survivability sales increased principally due to $124 million higher intercompany volume largely related to GBSD ramp-up. Networked Information Solutions sales increased principally due to higher volume on electronic warfare programs, including JCREW, and higher intercompany volume, partially offset by lower volume on F-35 CNI programs.
Operating Income
Fourth quarter 2021 operating income increased $13 million, or 3 percent, due to a higher operating margin rate, partially offset by lower sales volume. Operating margin rate increased to 15.9 percent from 14.2 percent principally due to higher net favorable EAC adjustments and changes in contract mix toward more fixed-price content, largely as a result of the IT services divestiture.
2021 operating income increased $120 million, or 8 percent, due to a higher operating margin rate and higher sales. Operating margin rate increased to 15.6 percent from 14.5 percent due to higher net favorable EAC adjustments, which reflect improved performance and the first quarter 2021 reduction in overhead rates, the favorable resolution of certain government accounting matters in the second quarter of 2021 and mix changes largely related to the IT services divestiture.

SPACE SYSTEMS	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2021	2020	Change	2021	2020	Change
Sales	$2,658	$2,550	4%	$10,608	$8,744	21%
Operating income	256	258	(1)%	1,121	893	26%
Operating margin rate	9.6%	10.1%		10.6%	10.2%
Sales
Fourth quarter 2021 sales increased $108 million, or 4 percent, primarily due to higher sales in both the Launch & Strategic Missiles and Space business areas, which more than offset four fewer working days than the prior year period and a $47 million reduction in sales related to the IT services divestiture. Fourth quarter 2021 organic sales1 increased $155 million, or 6 percent. Launch & Strategic Missiles sales increased primarily due to ramp-up on development programs, including a $200 million increase on GBSD and a $98 million increase on the Next Generation Interceptor (NGI) program, partially offset by a decrease in sales on Commercial Resupply Services (CRS) launch vehicles due to follow-on award timing. Space sales reflect higher volume on restricted programs, partially offset by a decrease in sales on CRS Cygnus spacecraft, due to follow-on award timing, and communication satellite programs.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	9

2021 sales increased $1.9 billion, or 21 percent, due to higher sales in both the Launch & Strategic Missiles and Space business areas, partially offset by a $166 million reduction in sales related to the IT services divestiture. 2021 organic sales1 increased $2.0 billion, or 24 percent. Launch & Strategic Missiles sales increased primarily due to ramp-up on development programs, including a $1.1 billion increase on GBSD and a $206 million increase on NGI. Space sales were driven by higher volume on restricted programs and increases of $192 million on Artemis and $140 million on Next Gen OPIR.
Operating Income
Fourth quarter 2021 operating income was consistent with the prior year period. Operating margin rate decreased to 9.6 percent from 10.1 percent, principally due to a shift in contract mix toward development programs, such as GBSD and NGI.
2021 operating income increased $228 million, or 26 percent, due to higher sales and a higher operating margin rate. Operating margin rate increased to 10.6 percent from 10.2 percent primarily due to higher net favorable EAC adjustments, which were largely driven by improved performance on commercial space programs and the first quarter 2021 reduction in overhead rates.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	10

Guidance
    Financial guidance, as well as outlook, trends, expectations and other forward looking statements provided by the company for 2022 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s 2022 financial guidance and outlook beyond 2022 reflect what the company currently anticipates will be the impacts on the company from the global COVID-19 pandemic (including related effects on the broader economic environment), based on what the company understands today and what the company has experienced to date. However, the company cannot predict how the pandemic will evolve or what impact it will continue to have, including the potential impact of another variant of COVID-19, another surge of cases, or a prolonged recovery period, and there can be no assurance that the company’s underlying assumptions are correct. As discussed more fully in the company’s Form 10-K, and among other factors, disruptions to the company’s operations or those of its customers, supply chain and logistics challenges, effects on the labor market and our workforce, vaccine mandates and other evolving government requirements, additional liabilities, disruptions in the financial markets and inflation, impacts on programs or payments, and changes in our customers’ priorities, resources and requirements, relating to the global COVID-19 pandemic, today and as it may evolve, can be expected to affect the company’s ability to achieve guidance or meet expectations. In addition, the government budget, appropriations and procurement priorities and processes can impact our customers, programs and financial results. These priorities and processes, including the timing of appropriations and the occurrence of an extended continuing resolution and/or prolonged government shutdown, as well as a breach of the debt ceiling, extraordinary measures taken in connection with a breach, changes in support for our programs, or changes in federal corporate tax or securities laws and regulations, can impact the company's ability to achieve guidance or meet expectations.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	11

2022 Guidance
($ in millions, except per share amounts)	As of 1/27/2022
Sales	~36,200	—	~36,600

Segment operating margin %[1]	11.7	—	11.9
Total net FAS/CAS pension adjustment[2]	~1,310
Unallocated corporate expense
Intangible asset amortization & PP&E step-up depreciation	~240
Other items	~270
Operating margin %	9.8	—	10.0
Interest expense	~540
Effective tax rate %	~17.0
Weighted average diluted shares outstanding	~155

Transaction-adjusted EPS[1]	24.50	—	25.10
Transaction-adjusted free cash flow[1] assuming section 174 tax deferral	~2,500	—	~2,800
Transaction-adjusted free cash flow[1] based on current tax law	~1,500	—	~1,800

2022 Sector Guidance
As of 1/27/2022
	Sales ($B)	OM Rate %
Aeronautics Systems	Mid to High $10	~10%
Defense Systems	High $5	High 11%
Mission Systems	Mid $10	Low 15%
Space Systems	Mid $11	Low 10%
Eliminations	$(2.1)	Mid to High 12%

1	Non-GAAP measure - see definitions at the end of this earnings release.
2	Total Net FAS/CAS pension adjustment is presented as a single amount consistent with our historical presentation, and includes $170 million of expected CAS pension expense and $370 million of FAS pension service expense, both of which are reflected in operating income. Non-operating FAS pension benefit of $1,510 million is reflected below operating income, and the total net FAS/CAS pension adjustment is $1,310 million.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	12

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:00 a.m. Eastern Time on Jan. 27, 2022. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a technology company, focused on global security and human discovery. Our pioneering solutions equip our customers with capabilities they need to connect, advance and protect the U.S. and its allies. Driven by a shared purpose to solve our customers’ toughest problems, our 90,000 employees define possible every day.

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Forward-Looking Statements
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2021 and from time to time in our other filings with the Securities and Exchange Commission (SEC). These risks and uncertainties are amplified by the global COVID-19 pandemic and the related effects on the broader economic environment, which have caused and will continue to cause significant challenges, instability and uncertainty. They include:
Industry and Economic Risks
•our dependence on the U.S. government for a substantial portion of our business
•significant delays or reductions in appropriations for our programs, and U.S. government funding and program support more broadly
•the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs
•increased competition within our markets and bid protests
Legal and Regulatory Risks
•investigations, claims, disputes, enforcement actions, litigation and/or other legal proceedings
•the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate and the impact on our reputation and our ability to do business

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Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	13

•changes in procurement and other laws, regulations, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, and changes in our customers’ business practices globally
•environmental matters, including unforeseen environmental costs and government and third party claims
•unanticipated changes in our tax provisions or exposure to additional tax liabilities
Business and Operational Risks
•impacts of the COVID-19 pandemic (or future health epidemics, pandemics or similar outbreaks), including potential new variants, case surges or prolonged recovery periods, their effects on the broader environment, and varying related government requirements, on: our business, our ability to maintain a qualified and productive workforce, work slowdowns or stoppages, labor shortages, supply chain and logistics challenges, costs we cannot recover and liabilities for which we are not compensated, performance challenges (including cost and schedule), government funding, changes in government acquisition priorities and processes, government payment rules and practices, insurance challenges, and potential impacts on access to capital, the markets and the fair value of our assets
•cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners
•the ability to maintain a qualified workforce with the required security clearances and requisite skills
•the performance and financial viability of our subcontractors and suppliers and the availability and pricing of raw materials and components
•climate change, its impacts on our company, our operations and our stakeholders (employees, suppliers, customers, shareholders and regulators), and changes in laws, regulations and priorities related to greenhouse gas emissions and other climate change related concerns
•our exposure to additional risks as a result of our international business, including risks related to geopolitical and economic factors, suppliers, laws and regulations
•our ability to meet performance obligations under our contracts, including obligations that require innovative design capabilities, are technologically complex, require certain manufacturing expertise or are dependent on factors not wholly within our control
•natural disasters
•products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks
•our ability appropriately to exploit and/or protect intellectual property rights
•our ability to develop new products and technologies and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers
General and Other Risk Factors
•the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections

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Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	14

•the future investment performance of plan assets, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations
•changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

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Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	15

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Year Ended December 31
$ in millions, except per share amounts	2021	2020	2019
Sales
Product	$27,868	$27,015	$23,852
Service	7,799	9,784	9,989
Total sales	35,667	36,799	33,841
Operating costs and expenses
Product	22,309	21,559	18,675
Service	6,090	7,762	7,907
General and administrative expenses	3,597	3,413	3,290
Total operating costs and expenses	31,996	32,734	29,872
Gain on sale of business	1,980	—	—
Operating income	5,651	4,065	3,969
Other (expense) income
Interest expense	(556)	(593)	(528)
Non-operating FAS pension benefit	1,469	1,198	800
Mark-to-market pension and OPB benefit (expense)	2,355	(1,034)	(1,800)
Other, net	19	92	107
Earnings before income taxes	8,938	3,728	2,548
Federal and foreign income tax expense	1,933	539	300
Net earnings	$7,005	$3,189	$2,248

Basic earnings per share	$43.70	$19.08	$13.28
Weighted-average common shares outstanding, in millions	160.3	167.1	169.3
Diluted earnings per share	$43.54	$19.03	$13.22
Weighted-average diluted shares outstanding, in millions	160.9	167.6	170.0

Net earnings (from above)	$7,005	$3,189	$2,248
Other comprehensive loss
Change in unamortized prior service credit, net of tax	(8)	(41)	(47)
Change in cumulative translation adjustment and other, net	(7)	10	2
Other comprehensive loss, net of tax	(15)	(31)	(45)
Comprehensive income	$6,990	$3,158	$2,203

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Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	16

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$3,530	$4,907
Accounts receivable, net	1,467	1,501
Unbilled receivables, net	5,492	5,140
Inventoried costs, net	811	759
Prepaid expenses and other current assets	1,126	1,402
Assets of disposal group held for sale	—	1,635
Total current assets	12,426	15,344
Property, plant and equipment, net of accumulated depreciation of $6,819 for 2021 and $6,335 for 2020	7,894	7,071
Operating lease right-of-use assets	1,655	1,533
Goodwill	17,515	17,518
Intangible assets, net	578	783
Deferred tax assets	200	311
Other non-current assets	2,311	1,909
Total assets	$42,579	$44,469

Liabilities
Trade accounts payable	$2,197	$1,806
Accrued employee compensation	1,993	1,997
Advance payments and billings in excess of costs incurred	3,026	2,517
Other current liabilities	2,314	3,002
Liabilities of disposal group held for sale	—	258
Total current liabilities	9,530	9,580
Long-term debt, net of current portion of $6 for 2021 and $742 for 2020	12,777	14,261
Pension and other postretirement benefit plan liabilities	3,269	6,498
Operating lease liabilities	1,590	1,343
Deferred tax liabilities	490	—
Other non-current liabilities	1,997	2,208
Total liabilities	29,653	33,890

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2021—156,284,423 and 2020—166,717,179	156	167
Paid-in capital	—	58
Retained earnings	12,913	10,482
Accumulated other comprehensive loss	(143)	(128)
Total shareholders’ equity	12,926	10,579
Total liabilities and shareholders’ equity	$42,579	$44,469

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Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	17

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31
$ in millions	2021	2020	2019
Operating activities
Net earnings	$7,005	$3,189	$2,248
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,239	1,267	1,265
Mark-to-market pension and OPB (benefit) expense	(2,355)	1,034	1,800
Stock-based compensation	94	90	127
Deferred income taxes	603	210	(509)
Gain on sale of business	(1,980)	—	—
Net periodic pension and OPB income	(1,091)	(802)	(432)
Pension and OPB contributions	(141)	(887)	(263)
Changes in assets and liabilities:
Accounts receivable, net	(10)	(285)	122
Unbilled receivables, net	(414)	160	(335)
Inventoried costs, net	(52)	18	(135)
Prepaid expenses and other assets	66	(147)	(78)
Accounts payable and other liabilities	376	719	617
Income taxes payable, net	215	(238)	(63)
Other, net	12	(23)	(67)
Net cash provided by operating activities	3,567	4,305	4,297

Investing activities
Divestiture of IT services business	3,400	—	—
Capital expenditures	(1,415)	(1,420)	(1,264)
Proceeds from sale of equipment to a customer	84	205	—
Other, net	(11)	4	57
Net cash provided by (used in) investing activities	2,058	(1,211)	(1,207)

Financing activities
Net proceeds from issuance of long-term debt	—	2,239	—
Payments of long-term debt	(2,236)	(1,027)	(500)
Payments to credit facilities	—	(78)	(31)
Net repayments of commercial paper	—	—	(198)
Common stock repurchases	(3,705)	(490)	(744)
Cash dividends paid	(983)	(953)	(880)
Payments of employee taxes withheld from share-based awards	(34)	(66)	(65)
Other, net	(44)	(57)	(6)
Net cash used in financing activities	(7,002)	(432)	(2,424)
(Decrease) increase in cash and cash equivalents	(1,377)	2,662	666
Cash and cash equivalents, beginning of year	4,907	2,245	1,579
Cash and cash equivalents, end of year	$3,530	$4,907	$2,245

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Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	18

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
ORGANIC SALES1
(Unaudited)

	Three Months Ended December 31
	2021			2020
$ in millions	Sales	IT services sales	Organic sales[1]	Sales	IT services sales	Organic sales[1]	Organic sales[1] % change
Aeronautics Systems	$2,631	$—	$2,631	$3,487	$—	$3,487	(25)%
Defense Systems	1,378	—	1,378	1,917	(407)	1,510	(9)%
Mission Systems	2,521	—	2,521	2,736	(133)	2,603	(3)%
Space Systems	2,658	—	2,658	2,550	(47)	2,503	6%
Intersegment eliminations	(549)	—	(549)	(478)	4	(474)
Total	$8,639	$—	$8,639	$10,212	$(583)	$9,629	(10)%

	Year Ended December 31
	2021			2020
$ in millions	Sales	IT services sales	Organic sales[1]	Sales	IT services sales	Organic sales[1]	Organic sales[1] % change
Aeronautics Systems	$11,259	$—	$11,259	$12,169	$—	$12,169	(7)%
Defense Systems	5,776	(106)	5,670	7,543	(1,637)	5,906	(4)%
Mission Systems	10,134	(42)	10,092	10,080	(527)	9,553	6%
Space Systems	10,608	(16)	10,592	8,744	(182)	8,562	24%
Intersegment eliminations	(2,110)	2	(2,108)	(1,737)	17	(1,720)
Total	$35,667	$(162)	$35,505	$36,799	$(2,329)	$34,470	3%

1	Non-GAAP measure — see definitions at the end of this earnings release.

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Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	19

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	December 31, 2021			December 31, 2020	% Change in 2021
$ in millions	Funded[1]	Unfunded	Total Backlog[2,3]	Total Backlog[2]
Aeronautics Systems	$8,842	$9,435	$18,277	$24,002	(24)%
Defense Systems	5,802	547	6,349	8,131	(22)%
Mission Systems	9,940	4,366	14,306	13,805	4%
Space Systems	6,210	30,904	37,114	35,031	6%
Total backlog	$30,794	$45,252	$76,046	$80,969	(6)%

1	Funded backlog represents firm orders for which funding is authorized and appropriated.
2	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.
3	In connection with the IT services divestiture, the company reduced backlog by $1.4 billion during the first quarter of 2021 ($1.0 billion at Defense Systems, $0.2 billion at Mission Systems and $0.2 billion at Space Systems).

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Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	20

SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended December 31		Year Ended December 31
$ in millions, except per share amounts	2021	2020	2021	2020
Per share impact of total net FAS/CAS pension adjustment and MTM benefit/(expense)
FAS/CAS operating adjustment	$32	$102	$130	$418
Non-operating FAS pension benefit	368	291	1,469	1,198
Total net FAS/CAS pension adjustment	400	393	1,599	1,616
MTM pension and OPB benefit (expense)	2,355	(1,034)	2,355	(1,034)
Total pension-related benefit (expense)	2,755	(641)	3,954	582
Tax effect[1]	(693)	161	(995)	(147)
After-tax impact	$2,062	$(480)	$2,959	$435
Weighted-average diluted shares outstanding, in millions	158.1	167.4	160.9	167.6
Per share impact	$13.04	$(2.87)	$18.39	$2.60

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(63)	$(82)	$(254)	$(322)
Tax effect[1]	16	20	64	81
After-tax impact	$(47)	$(62)	$(190)	$(241)
Weighted-average diluted shares outstanding, in millions	158.1	167.4	160.9	167.6
Per share impact	$(0.30)	$(0.37)	$(1.18)	$(1.44)

1	Based on a 21% federal statutory tax rate and a 5.25% blended state tax rate.

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Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	21

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release, except that reconciliations of forward-looking non-GAAP measures are not provided because the company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market pension adjustment. Other companies may define these measures differently or may utilize different non-GAAP measures.
Transaction-adjusted net earnings: Net earnings excluding impacts related to the company’s IT services divestiture, including the gain on sale of the business, associated federal and state income tax expenses, transaction costs, and the make-whole premium for early debt redemption, as well as MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s operating results before the non-operational impact of divestiture activity and pension and OPB actuarial gains and losses. This measure is also consistent with how management views the underlying performance of the business as the impact of the IT services divestiture and MTM accounting is not considered in management’s assessment of the company’s operating performance or in its determination of incentive compensation awards. Transaction-adjusted net earnings is reconciled in the “Transaction-adjusted Net Earnings and Transaction-adjusted EPS” table within the body of this release.
Transaction-adjusted EPS: Diluted earnings per share excluding the per share impacts related to the company’s IT services divestiture, including the gain on sale of the business, associated federal and state income tax expenses, transaction costs, and the make-whole premium for early debt redemption, as well as MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance per share by presenting the company’s diluted earnings per share results before the non-operational impact of the IT services divestiture and pension and OPB actuarial gains and losses. Transaction-adjusted EPS is reconciled in the “Transaction-adjusted Net Earnings and Transaction-adjusted EPS” table within the body of this release.
Organic sales: Total sales excluding sales attributable to the company's IT services divestiture. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying sales growth as well as in providing an understanding of our ongoing business and future sales trends by presenting the company’s sales before the impact of divestiture activity. Organic sales is reconciled in Schedule 4 of this release.
Segment operating income and segment operating margin rate: Segment operating income, as reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release, and segment operating margin rate (segment operating income divided by sales) reflect the combined operating income of our four segments less the operating income associated with intersegment sales. Segment operating income includes pension expense allocated to our sectors under FAR and CAS and excludes FAS pension service expense and unallocated corporate items. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Adjusted free cash flow: Net cash provided by or used in operating activities, less capital expenditures, plus proceeds from the sale of equipment to a customer (not otherwise included in net cash provided by or used in operating activities) and the after-tax impact of discretionary pension contributions. Adjusted free cash flow includes proceeds from the sale of equipment to a customer as

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Northrop Grumman Reports Fourth Quarter and Full-Year 2021 Financial Results	22

such proceeds were generated in a customer sales transaction. It also includes the after-tax impact of discretionary pension contributions for consistency and comparability of financial performance. This measure may not be defined and calculated by other companies in the same manner. We use adjusted free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This non-GAAP measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Adjusted free cash flow is reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release.
Transaction-adjusted free cash flow: Net cash provided by or used in operating activities less capital expenditures, plus proceeds from the sale of equipment to a customer (not otherwise included in net cash provided by or used in operating activities), the after-tax impact of discretionary pension contributions and cash paid for federal and state taxes and transaction costs associated with the IT services divestiture. Transaction-adjusted free cash flow includes proceeds from the sale of equipment to a customer as such proceeds were generated in a customer sales transaction. It also includes the after-tax impact of discretionary pension contributions and cash paid for federal and state taxes and transaction costs associated with the IT services divestiture for consistency and comparability of financial performance. This measure may not be defined and calculated by other companies in the same manner. We use transaction-adjusted free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This non-GAAP measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Transaction-adjusted free cash flow is reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release.
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